Guidestone Funds: Medium Duration Bond Fund

( 604094 )

CUSIP: 026874DA2
Quarterly Report from Adviser for the Quarter Ending  09/30/2014

PROCEDURES PURSUANT TO RULE 10f-3*

     Securities Purchased

(1) Name of Underwriters

(GS) GOLDMAN, SACHS & CO.
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
BARCLAYS CAPITAL INC.
CASTLEOAK SECURITIES, L.P.
DEUTSCHE BANK SECURITIES INC.
DREXEL HAMILTON, LLC
HSBC SECURITIES (USA) INC.
ING FINANCIAL MARKETS LLC
LLOYDS BANK PLC
LOOP CAPITAL MARKETS L.L.C.
MIZUHO SECURITIES USA INC.
MORGAN STANLEY & CO. LLC
NATIONAL AUSTRALIA BANK LIMITED
NATIXIS SECURITIES AMERICAS LLC...
NOMURA SECURITIES INTERNATIONAL, INC.
PNC CAPITAL MARKETS LLC
RBC CAPITAL MARKETS, LLC
RBS SECURITIES INC.
SAMUEL A. RAMIREZ & COMPANY, INC.
SANDLER, O'NEILL & PARTNERS, L.P.
SANTANDER INVESTMENT SECURITIES INC.
SCOTIA CAPITAL (USA) INC
SG AMERICAS SECURITIES, LLC
SIEBERT, BRANDFORD, SHANK & CO, L.L.C.
SMBC NIKKO SECURITIES INC.
STANDARD CHARTERED BANK
U.S. BANCORP INVESTMENTS, INC.
UNICREDIT BANCA SPA
WILLIAMS CAPITAL GROUP L.P. (THE)







(2) Name of Issuer

 AMERICAN INTERNATIONAL GROUP

(3) Title of Security
AMERICAN INTERNATIONAL GROUP, 4.5% 16 JUL 2044-44

(4) Date of Prospectus or First Offering    07/09/14

(5) Amount of Total Offering **    1,500,000,000

(6) Unit Price  (Local Currency)    99.397

(7) Underwriting Spread or Commission    0.8750

(8) Rating    SP:A-/ MD:Baa1/ FT:BBB+

(9) Maturity Date    07/16/44

(10) Current Yield    4.527%

(11) Yield to Maturity    4.5%

(12) Subordination Features    Sr Unsecured




*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which
  Goldman, Sachs & Co. (Goldman Sachs) or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund.

  **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.



Guidestone Funds: Medium Duration Bond Fund
( 604094 )

CUSIP: 026874DA2
Quarterly Report from Adviser for the Quarter Ending  09/30/2014

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any,    N/A
 including, in the case of revenue bonds, underlying entity supplying the revenue

(14) Total Par Value of Securities Purchased***    475,000.00

(15) Dollar Amount of Purchases ($)    $472,135.75

(16) Number of Securities Purchased    475,000.00

(17) Years of Continuous Operation    At least 3 years of Operation
 (excluding municipal securities; see (25)(d) below)

(18) % of Offering Purchased by Fund    0.0317%

(19) % of Offering Purchased by    6.8351%
 all other GSAM-managed Portfolios and Accounts

(20) Sum of (18) and (19)****    6.8667%

(21) % of Fund's Total Assets applied     0.2280%
 to Purchase

(22) Name(s) of Underwriter(s) or    U.S. BANCORP INVESTMENTS, INC.

 Dealer(s) from whom Purchased

(23) Is the Adviser, any Subadviser or any
 person of which the Adviser or Subadviser
 is an affiliated person, a Manager or Co-Manager
 of the Offering?    Yes_x__ No____

(24) Were Purchases Designated as Group
 Sales or otherwise allocated to
 the Adviser, any Subadviser or any person
 of which the Adviser or Subadviser is an    Yes____ No_x__
 affiliated person?



*** For equity securities, the figure shown represents the number of shares purchased.

  ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. (GSAM) or Goldman Sachs Asset Management International (GSAMI), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers (QIBs) plus (B) the principal amount of the class of securities being offered in any concurrent offering.




Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 026874DA2
Quarterly Report from Adviser for the Quarter Ending  09/30/2014



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25) Have the following conditions been satisfied:

 (a) The securities were: (i) part of an issue
 registered under the Securities Act of 1933,
 as amended,  which is being offered to the public;
 (ii) U.S. government securities, as defined
  in Section 2(a)(16) of the Securities Exchange Act
 of 1934, as amended (theExchange Act);
 (iii) Eligible Municipal Securities; (iv) securities sold
  in an Eligible Foreign Offering; or (v) were securities
  sold in an Eligible Rule 144A Offering?    Yes_x__ No____


 (b) The securities were purchased prior to the end of
 the first day on which any sales to the public
 were made, at a price that was not more than
 the price paid by each other purchaser of securities
 in that offering or in any concurrent offering of
  the securities(except, in the case of an Eligible
 Foreign Offering, for any rights to purchase
 required by law to be granted to existing security
 holders of the issue) or, if a rights offering,
  the securities were purchased on or before the
 fourth day preceding the day on which the
  rights offering terminated.    Yes_x__ No____



 (c) The underwriting was a firm commitment underwriting? Yes_x__ No____



 (d) With respect to any issue of securities
  other than Eligible Municipal Securities,
 was the issuer of such secutrities to be
 purchased in continuous operation for not
 less than three years, including the operation
 of any predecessors; or with respect to any
 issue of Eligible Municipal Securities to
 be purchased, were the securities sufficiently
 liquid that they could be sold at or near
 their carrying value within a reasonably
 short period of time and either: (i) were
 subject to no greater than moderate credit
  risk; or (ii) if the issuer of the municipal
 securities, or the entity supplying the revenues
 from which the issue is to be paid, had been in
 continuous operation for less than three years
 (including the operation of any predecessors)
 the securities were subject to a minimal
 or low amount of credit risk?     Yes____ No____